SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☒ Definitive Additional Materials.
☐ Soliciting Material Pursuant to § 240.14a-12.
HRPT PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HRPT PROPERTIES TRUST

400 Centre Street

Newton, Massachusetts 02458

ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of HRPT Properties Trust:

We recently sent you proxy materials dated March 31, 2006, for the annual meeting of shareholders of HRPT Properties Trust to be held on May 23, 2006. Item 3 described in our proxy statement and on the proxy card is a proposal to approve an amendment to our declaration of trust that will provide the board of trustees with the power to amend our declaration of trust to change our name. In that proxy statement, we indicated our belief that Item 3 would be considered a “non-routine” matter under the rules of the New York Stock Exchange, or NYSE. We have since been advised by the NYSE that Item 3 is considered to be a “routine” matter. Therefore, contrary to certain statements contained in the proxy statement, brokerage firms holding shares on behalf of their customers may vote those shares with respect to Item 3, in addition to the other five items described in the proxy statement and proxy card, in the absence of voting instructions from their customers.

Please read our March 31, 2006 proxy statement for additional information regarding Item 3 and the other items on the Annual Meeting agenda.

We thank you for your attention to these matters.

Sincerely,

JOHN C. POPEO, Secretary

April 27, 2006